EIGHTH SUPPLEMENTAL INDENTURE

                  EIGHTH SUPPLEMENTAL INDENTURE, dated as of March 31, 2003, between TEREX CORPORATION, a Delaware corporation (the "Company"), and BANK OF NEW YORK (AS SUCCESSOR TO UNITED STATES TRUST COMPANY OF NEW YORK), a New York corporation, as trustee (the "Trustee").

                  WHEREAS, the Company, and the Subsidiary Guarantors (as defined therein) and the Trustee are parties to an Indenture dated as of March 31, 1998, as amended by First Supplemental Indenture dated as of September 23, 1998, and as further amended by Second Supplemental Indenture dated as of April 1, 1999, and as further amended by Third Supplemental Indenture dated as of July 29, 1999, and as further amended by Fourth Supplemental Indenture dated as of August 26, 1999, and as further amended by Fifth Supplemental Indenture dated as of March 29, 2001, and as further amended by Sixth Supplemental Indenture dated as of October 1, 2001, and as further amended by Seventh Supplemental Indenture dated as or September 30, 2002 (said Indenture, as it may heretofore or hereafter from time to time be amended, the "Indenture") providing for the issuance of the Company's 8-7/8% Senior Subordinated Notes due 2008 (the "Notes");

                  WHEREAS, the Company has acquired all of the outstanding capital stock of Terex Financial Service, Inc., Commercial Body Corporation and Combatel Distribution, Inc. (collectively referred to as the "New Guarantors" and individually as a "New Guarantor");

                  WHEREAS, pursuant to the terms of the Indenture, the New Guarantors have become Restricted Subsidiaries organized under the laws of the United States and, as such, the Company is required to cause the New Guarantors to execute and deliver a supplemental indenture and the Subsidiary Guarantee endorsed on the Notes; and

                  WHEREAS, the Company, the Subsidiary Guarantors and the Trustee desire to amend the Indenture to add the New Guarantors as a Subsidiary Guarantor under the Indenture.

                  NOW, THEREFORE, the Company, the Subsidiary Guarantors, the New Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes.

                                    ARTICLE 1

                           AMENDMENT TO THE INDENTURE

         Section 1.01. Each New Guarantor shall hereby become a Subsidiary Guarantor under the Indenture effective as of the date hereof, and as such shall be entitled to all the benefits and be subject to all the obligations, of a Subsidiary Guarantor thereunder. Each New Guarantors agrees to be bound by all those provisions of the Indenture binding upon a Subsidiary Guarantor.

                                    ARTICLE 2

                                  MISCELLANEOUS

         Section 2.01. The supplement to the Indenture effected hereby shall be binding upon all Holders of the Notes, their transferees and assigns. All Notes issued and outstanding on the date hereof shall be deemed to incorporate by reference or include the supplement to the Indenture effected hereby.

         Section 2.02. All terms used in this Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless the context of this Eighth Supplemental Indenture otherwise requires.

         Section 2.03. This Supplemental Indenture shall become a binding agreement between the parties when counterparts hereof shall have been executed and delivered by each of the parties hereto.

         Section 2.04. This Supplemental Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

         Section 2.05. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same amendment.

         Section 2.06. The recitals contained in this Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect thereof as fully and with like effect as if set forth herein in full.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                         TEREX CORPORATION

                                         By:__________________________
                                         Name:  Eric I Cohen
ATTEST:                                  Title: Senior Vice President

--------------------
Jeffrey A. Gershowitz
Assistant Secretary

                                         BANK OF NEW YORK, as Trustee


                                         By_________________________
                                         Name:
ATTEST:                                  Title:

---------------------

                (Signature Page to Eighth Supplemental Indenture)

                                    SUBSIDIARY GUARANTORS:


                                         KOEHRING CRANES, INC.
                                         PAYHAULER CORP.
                                         PPM CRANES, INC.
                                         TEREX CRANES, INC.
                                         TEREX MINING EQUIPMENT, INC.
                                         TEREX-RO CORPORATION
                                         TEREX-TELELECT, INC.
                                         THE AMERICAN CRANE CORPORATION
                                         O&K ORENSTEIN & KOPPEL, INC.
                                         AMIDA INDUSTRIES, INC.
                                         CEDARAPIDS, INC.
                                         STANDARD HAVENS, INC.
                                         STANDARD HAVENS PRODUCTS, INC.
                                         BL-PEGSON USA, INC.
                                         BENFORD AMERICA, INC.
                                         COLEMAN ENGINEERING, INC.
                                         EARTHKING, INC.
                                         FINLAY HYDRASCREEN USA, INC.
                                         POWERSCREEN HOLDINGS USA, INC.
                                         POWERSCREEN INTERNATIONAL LLC by
                                         Powerscreen North America, Inc.,
                                         its Managing Member
                                         POWERSCREEN NORTH AMERICA, INC.
                                         POWERSCREEN USA, LLC by
                                         Powerscreen Holding USA LLC,
                                         its Managing Member
                                         ROYER INDUSTRIES, INC.
                                         TEREX BARTELL, INC.
                                         CMI TEREX CORPORATION
                                         CMIOIL CORPORATION
                                         PRODUCT SUPPORT, INC.
                                         SCHAEFF, INC.
                                         FUCHS TEREX, INC.
                                         TELELECT SOUTHEAST DISTRIBUTION, INC.
                                         UTILITY EQUIPMENT, INC.
                                         TEREX ADVANCE MIXER, INC.
                                         TEREX UTILITIES, INC.
                                         GENIE HOLDINGS, INC.
                                         GENIE ACCESS SERVICES, INC.
                                         GENIE INDUSTRIES, INC.
                                         GENIE FINANCIAL SERVICES, INC.
                                         GFS NATIONAL, INC.
                                         GENIE MANUFACTURING, INC.
                                         GENIE CHINA, INC.
                                         GENIE INTERNATIONAL, INC.
                                         LEASE SERVICING & FUNDING CORP.
                                         GFS COMMERCIAL LLC
                                         by GFS National, Inc.
                                         its Managing Member
                                         GO CREDIT CORPORATION
                                         CMI DAKOTA COMPANY

                                         By:_______________________________
                                         Name:  Eric I Cohen
                                         Title: Vice President

                (Signature Page to Eighth Supplemental Indenture)


                                 NEW GUARANTORS:


                                         TEREX FINANCIAL SERVICES, INC.



                                         By_______________________________
                                         Name:  Eric I Cohen
                                         Title:  Vice President


                                         COMMERCIAL BODY CORPORATION



                                         By_______________________________
                                         Name:  Eric I Cohen
                                         Title:  Vice President


                                         COMBATEL DISTRIBUTION, INC.



                                         By_______________________________
                                         Name:  Eric I Cohen
                                         Title:  Vice President

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                                TEREX CORPORATION

                                  $150,000,000

                    8-7/8% Senior Subordinated Notes due 2008

                        ---------------------------------

                          EIGHTH SUPPLEMENTAL INDENTURE

                           Dated as of March 31, 2003

                        --------------------------------

                  THE BANK OF NEW YORK, AS SUCCESSOR TRUSTEE TO
                     UNITED STATES TRUST COMPANY OF NEW YORK



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